Exhibit 10.64

2011 Plan — REVISED (4/2013)

US employees

Stock Option Award Certificate

(NON-QUALIFIED STOCK OPTION)
ID: XXXXXXXX
Connaught House
1 Burlington Road
Dublin 4, Ireland

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»	Option Number:	«NUM»
«ADDRESS_LINE_1»	Plan: «PLAN_NAME»
«ADDRESS_LINE_2»
«ADDRESS_LINE_3»
«CITY», «STATE» «ZIP_CODE»	ID:	«ID»

Effective «GRANT_DATE», you have been granted a Non-Qualified Stock Option to buy «SHARES_GRANTED» shares of Alkermes plc. (the “Company”) common stock at «OPTION_PRICE» per share.

The total option price of the shares granted is «TOTAL_OPTION_PRICE».

The right to acquire the shares subject to the Non-Qualified Stock Option will become fully vested on the dates shown below. The Non-Qualified Stock Option shall expire on the earlier to occur of: the 10th anniversary of the date of grant or three months after termination of your service relationship with the Company (unless otherwise provided below).  .

Shares	Vest Date
«SHARES_PERIOD_1»
«SHARES_PERIOD_2»
«SHARES_PERIOD_3»
«SHARES_PERIOD_4»

In the event of the termination of your employment with the Company (but not the termination of a non-employment relationship with the Company) by reason of death or permanent disability, the  Non-Qualified Stock Option shall vest and be exercisable in full on such termination of employment and the period during which the Non-Qualified Stock Option (to the extent that it is exercisable on the date of termination of employment) may be exercised shall be three (3) years following the date of termination of employment by reason of death or permanent disability, but not beyond the original term of the Option. For the purpose of the terms of this Non-Qualified Stock Option, you will be deemed to be employed by the Company so long as you remain employed by a company which continues to be a subsidiary of the Company.

The foregoing Non-Qualified Stock Option has been granted under and is governed by the terms and conditions of this Certificate and the Alkermes plc 2011 Stock Option and Incentive Plan.

Alkermes plc.	Date